Total Return Securities Fund N-2/A

Exhibit (d)

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS

DATED [●] (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM INVESTORCOM, THE INFORMATION AGENT.

Total Return Securities Fund

Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Total Return Securities Fund, par value $.001

Estimated Subscription Price: $[●] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON [●], UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of common stock of Total Return Securities Fund, a Delaware corporation, at an estimated subscription price (the “Estimated Subscription Price”) of $[●] per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Total Return Securities Fund Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Unsubscribed Shares”)	any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Unsubscribed Shares pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus (the “Additional Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock in accordance with the “Instructions as to Use of Total Return Securities Fund Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Total Return Securities Fund and the signatures of its duly authorized officers.

Dated:

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase – Reorganization Depart. 1110 Centre Pointe Curve, Suite # 101 Mendota Heights, MN 55120	If delivering by express mail, courier or other expedited service: Equiniti Trust Company, LLC 1110 Centre Pointe Curve, Suite # 101 Mendota Heights, MN 55120 Attn: Onbase – Reorganization Depart.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Additional Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Additional Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Additional Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x	$[●]	=$_______________
(no. of new shares)	(estimated	(amount enclosed)
subscription price)

(b) EXERCISE OF ADDITIONAL SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of common stock pursuant to your Additional Subscription Right:

I apply for ______________ shares x	$[●]	=$_______________
(no. of new shares)	(estimated)	(amount enclosed)
subscription price)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “Equiniti Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021 or Swift Code: CHASUS33, Account # 530-354616 Equiniti Trust Company, LLC FBO Total Return Securities Fund, with reference to the rights holder's name.

IMPORTANT: In the event that the Estimated Subscription Price is more than the Subscription Price on the Expiration Date, any resulting excess amount paid by you towards the purchase of Shares in this Rights Offering will be applied by the Fund towards the purchase of additional Shares under the Basic Subscription Privilege or, if you have exercised all of the Rights initially issued to you under the Basic Subscription Privilege, towards the purchase of an additional number of Shares pursuant to the Additional Subscription Privilege. If you desire that such excess not be treated by the Fund as a request to acquire additional Shares in the Rights Offering, and that such excess be refunded to you, you must place an “X” in the box at the end of this sentence: [ ]

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the common stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF TOTAL RETURN SECURITIES FUND SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT INVESTORCOM, THE INFORMATION AGENT, AT (877) 972-0090.